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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.



                        Date of Report February 22, 2000


                         SBA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


                              Florida                                             333-50219                        65-0716501
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    (State or other jurisdiction of incorporation or organization)          Commission File Number              (I.R.S. Employer
                                                                                                               Identification No.)



               One Town Center Road, Boca Raton, Florida                                                        33486
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                 (Address of principal executive offices)                                                    (Zip code)


                                                                      (561) 995-7670
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                                                  (Registrant's telephone number, including area code)
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
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Item 2            Other Events

                  SBA Communications Corporation ("SBA") announced significant increases in revenue and EBITDA for the three months and fiscal year ended December 31, 1999.

                  For the three months ended December 31, 1999, revenues increased 68.7% to $29.3 million from the fourth quarter of 1998, due to both higher site leasing revenue and site development revenue. The quarterly revenues were the highest in the company's history. Site leasing revenue increased to $8.4 million for the quarter, also a record for the company, and a 97.3% increase over the fourth quarter of 1998. Gross profit for the quarter increased 107.1% to $9.6 million from the fourth quarter of 1998, due to both higher site leasing and site development gross profit. Site leasing gross profit, or tower cash flow, increased to $4.7 million for the quarter, again a record for SBA and a 131.1% increase over the fourth quarter of 1998. Earnings before interest, taxes, depreciation, amortization and non-cash compensation charges (EBITDA) for the quarter increased to $4.1 million from a loss of $(0.1) million in the same period last year. Earnings
                  (loss) per share were $(.33) compared to $(.90) in the year earlier period.

                  Total revenues for the year increased 47.2% over 1998 to $87.0 million. Site leasing revenues increased 113.2% to $26.4 million. Total gross profit increased 86.6% over 1998 to $28.6 million. Site leasing gross profit increased 179.3% to $14.3 million. EBITDA increased to $9.6 million in 1999 from a loss of $(2.4) million in 1998. Earnings (loss) per share were $(1.76) in 1999 compared to $(2.64) in 1998.




Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                   99.1     Press release dated February 21, 2000
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




February 22, 2000                            /s/  Jeffrey A. Stoops
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                                                  Jeffrey A. Stoops
                                                  Chief Financial Officer